UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 12, 2005 (September 6, 2005)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 12, 2005, SigmaTel Inc. filed a current report on Form 8-K to report on its acquisition of all of the outstanding capital stock of Oasis Semiconductor, Inc. (the “Oasis Form 8-K”). On November 21, 2005, SigmaTel, Inc. filed Amendment No. 1 to the Oasis Form 8-K to provide the required financials statements of the business acquired and pro forma financial data. This Amendment is filed to remove from the Oasis Semiconductor, Inc. Statement of Stockholders’ Equity for the year ended December 31, 2004 (on page 4 of Exhibit 99.2) information related to periods after December 31, 2004, which information was not required to be and was inadvertently included in such statement, and which information was not covered by the Independent Auditors’ Report issued by Deloitte & Touche LLP dated September 6, 2005.

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2005, SigmaTel, Inc., a Delaware corporation (“SigmaTel”), completed its acquisition of Oasis Semiconductor, Inc., a Delaware corporation (“Oasis”), pursuant to an Agreement and Plan of Reorganization by and among SigmaTel, Oasis, PPR Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of SigmaTel, certain stockholders of Oasis and William H. Wrean, Jr., as stockholders’ agent for the stockholders of Oasis, dated September 6, 2005 (the “Acquisition”). Pursuant to the terms of the Acquisition, upon the closing SigmaTel paid to the former stockholders of Oasis an initial cash installment of $57 million for all outstanding shares of Oasis capital stock. Pursuant to the terms of the Acquisition, SigmaTel has also agreed to pay up to an additional $25 million in cash to the former stockholders of Oasis based on the achievement of certain revenue milestones during the twelve-month period commencing on January 1, 2006.

Pursuant to the terms of the Acquisition, SigmaTel has set aside a reserve of $3,000,000 for an employee retention bonus plan for the former Oasis employees. Bonuses under this plan will be payable over two years in four semi-annual installments based on an allocation determined by SigmaTel and Oasis and are contingent upon the individuals continued employment with SigmaTel. In connection with the Acquisition, SigmaTel assumed unvested Oasis options held by employees of Oasis at the time of closing.

$5.7 million of the initial purchase price payment has been deposited in an escrow account for purposes of settling indemnification claims for the one-year period following the closing.

SigmaTel and Oasis reported the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on August 2, 2005 and the corresponding waiting period has expired.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is furnished as Exhibit 2.1 to this Current Report on Form 8-K.

The press release announcing the closing of the Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Audited Consolidated Financial Statements of Oasis Semiconductor, Inc. (Exhibit 99.2).

Independent Auditors’ Report

Balance Sheet, December 31, 2004

Statement of Income for the year ended December 31, 2004

Statement of Changes in Stockholders’ Equity for the year ended December 31, 2004

Statement of Cash Flows for the year ended December 31, 2004

Notes to Financial Statements, year ended December 31, 2004

Unaudited Condensed Consolidated Financial Statements of Oasis Semiconductor, Inc. (Exhibit 99.3).

Balance Sheet, June 30, 2005

Statements of Income for the six months ended June 30, 2005 and 2004

Statement of Cash Flows for the six months ended June 30, 2005 and 2004

Notes to Financial Statements, June 30, 2005 and six months ended June 30, 2005 and 2004

(b)	Pro Forma Financial Information (Exhibit 99.4).

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004

Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2005

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c)	Exhibits.

A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATEL, INC., a Delaware corporation

Dated: November 22, 2005	By:	/s/ Ross Goolsby
Ross Goolsby CHIEF FINANCIAL OFFICER (PRINCIPAL ACCOUNTING OFFICER)

SIGMATEL, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*	Agreement and Plan of Reorganization, dated September 6, 2005, by and between SigmaTel, Inc., PPR Acquisition Corporation, Oasis Semiconductor, Inc., certain stockholders of Oasis and William H. Wrean, Jr., as stockholders’ agent for the stockholders of Oasis.

23.1	Consent of Independent Auditors

99.1*	Press Release, dated September 6, 2005, announcing the closing of the Acquisition of Oasis.

99.2	Audited Consolidated Financial Statements of Oasis Semiconductor, Inc.

99.3	Unaudited Consolidated Financial Statements of Oasis Semiconductor, Inc.

99.4	Pro Forma Financial Information

* - Previously filed